As filed with the Securities and Exchange Commission on February 19, 2014

Registration No. 333-69787

Registration No. 333-46704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69787

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-46704

UNDER

THE Securities Act of 1933

ARDEN GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3163136
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2020 South Central Avenue, Compton, CA	90220
(Address of Principal Executive Offices)	(Zip Code)

Non-Officer and Non-Director Stock Option Plan

(Full title of the Plan)

Laura J. Neumann

Chief Financial Officer

Arden Group, Inc.
2020 South Central Avenue
Compton, CA 90220

(Name and address of agent for service)

(310) 638-2842

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to (a) the Registration Statement (the “1998 Registration Statement”) on Form S-8 (registration number 333-69787, filed with the Securities and Exchange Commission on December 29, 1998), which registered an aggregate of 35,000 shares of Class A Common Stock, par value $0.25 per share (the “Common Stock”), of Arden Group, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Non-Officer and Non-Director Stock Option Plan (the “Plan”) and (b) the Registration Statement (the “2000 Registration Statement”) on Form S-8 (registration number 333-46704, filed with the Securities and Exchange Commission on September 27, 2000), which registered an additional 35,000 shares of Common Stock issuable pursuant to the Plan. No options are currently outstanding under the Plan.

Registrant hereby removes from registration under each of the 1998 Registration Statement and the 2000 Registration Statement all of the Common Stock remaining available for issuance under the Plan as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 (File Nos. 333-69787 and 333-46704) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Compton, State of California, on February 19, 2014.

ARDEN GROUP, INC.

By:	/s/ Laura J. Neumann
Laura J. Neumann,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements (File Nos. 333-69787 and 333-46704) on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rob McDougall	President and Chief Executive Officer (Principal Executive Officer)	February 19, 2014
Rob McDougall

/s/ Laura J. Neumann	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2014
Laura J. Neumann

/s/ Paul Hackwell	Director	February 19, 2014
Paul Hackwell

/s/ Carrie Wheeler	Director	February 19, 2014
Carrie Wheeler